Exhibit 10.66
AMENDMENT TO
NATIONAL CITY CORPORATION
2002 RESTRICTED STOCK PLAN
          Effective October 23, 2006, the following section in the above-referenced plan shall hereby be amended to read as follows:
3.4	Adjustments. In event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of National City, merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board shall make such substitution or adjustment in the aggregate number of shares of Common Stock and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding Awards granted under the Plan in the aggregate or to any Participant and in the number of shares specified in Section 4.2 hereof, all as shall be determined to be equitable by the Committee, acting in its sole discretion, exercised in good faith, to prevent dilution or enlargement of rights, provided that the number of shares subject to any Award shall always be a whole number.